UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 9, 2007

TELOS CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-8443	52-0880974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

19886 Ashburn Road, Ashburn, Virginia	20147-2358
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 724-3800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01(a)    Changes in Registrant’s Certifying Accountant

On July 9, 2007, Goodman & Company, L.L.P. (“Goodman”) notified Telos Corporation (the “Company”) that it will resign as the Company’s independent accountant effective July 24, 2007. Goodman stated that it intended to resign because its independence had been impaired. In particular, Goodman determined that it could no longer serve as the Company’s independent accountant because Seth W. Hamot and Andrew R. Siegel (collectively, the “Class D Directors”) had been elected to the Company’s Board of Directors effective June 18, 2007.

As previously disclosed, Costa Brava Partnership III, L.P., a holder of the Company’s 12% Cumulative Exchangeable Preferred Stock (“Costa Brava”), has filed a lawsuit in the Maryland Circuit Court in the City of Baltimore against the Company, its directors and certain of its officers. Costa Brava has also filed a civil action in the Virginia Circuit Court in the County of Fairfax against Goodman. Mr. Hamot is the Managing Member of Roark, Rearden & Hamot Capital Management, LLC (“RRHCM”), which is the investment manager to Costa Brava and also the President of Roark, Rearden & Hamot, LLC, which is the general partner of Costa Brava. Mr. Siegel is the Senior Vice President of RRHCM. The lawsuit in Maryland against the Company, its directors and certain of its officers and the lawsuit in Virginia against Goodman were each filed before the election of the Class D Directors to the Company’s Board.

The reports of Goodman regarding the Company’s financial statements for the fiscal years ended December 31, 2006 and December 31, 2005 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle. During the Company’s two most recent fiscal years and through the date of this Form 8-K, the Company did not have any disagreement with Goodman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Goodman, would have caused Goodman to make reference thereto in their reports on the Company’s financial statements for such periods. In addition, there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested that Goodman reconsider its conclusion and review the Company’s interim financial statements that will be included in the Company’s Form 10-Q for the quarter ended June 30, 2007 based on the belief of the Company’s Audit Committee that Goodman’s independence has not been impaired. The Company has also begun interviewing accounting firms to serve as the Company’s independent accountant in the event that the Company and Goodman are unable to agree on Goodman’s continuation as the Company’s independent accountant.

Goodman was provided a copy of the above disclosures and was requested to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOS CORPORATION

Date: July 13, 2007	By:	/s/ Michele Nakazawa
Michele Nakazawa
Chief Financial Officer